Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-4945, 333-180454, 333-210043, 333-223790 and 333-286607 on Form S-8 and Registration Statement No. 333-273297 on Form S-3 of our reports dated December 22, 2025, relating to the financial statements of HEICO Corporation and the effectiveness of HEICO Corporation's internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended October 31, 2025.

/s/ DELOITTE & TOUCHE LLP

Miami, Florida
December 22, 2025